UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 16, 2026 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

150 York Street, Suite 1802, Toronto, Ontario M5H 3S5

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

The information set forth under Item 8.01 regarding the Royalty Agreement (as defined in Item 8.01) is incorporated herein by reference.

The description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Agreement, a copy of which will be filed by the Company.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth under Item 8.01 under the headings “Redemption of 2027 Convertible Debenture” and “Repayment of the Gold Prepayment and Convertible Loan Instruments Held by Orion” and under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 8.01 under the headings “Redemption of 2027 Convertible Debenture” and “Repayment of the Gold Prepayment and Convertible Loan Instruments Held by Orion” of this Current Report on Form 8-K is incorporated herein by reference.

The common shares issued to Orion and pursuant to conversion of the convertible debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The 8,133,983 common shares issued upon conversion of accrued interest of the convertible debentures were issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration was paid in connection with conversion of the notes and any resulting issuance of common shares. John Seaman, a director of the Company, held convertible debentures in the principal amount of $50,000 and received 8,895 common shares upon conversion of accrued interest.

The 2,993,307 common shares were issued to Orion Mine Finance Fund III LP in partial satisfaction of the Company’s obligations under the Convertible Loan and the termination of the Convertible Loan in a transaction exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration was paid in connection with the transaction.

Item 7.01.	Regulation FD Disclosure

On March 16, 2026, i-80 Gold Corp. (the “Company”) issued a press release titled “i-80 Gold Closes $250 Million Royalty Financing with Franco-Nevada and Completes Retirement of Certain Legacy Debt Obligations.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

Completion of Franco-Nevada Royalty Financing

On March 16, 2026, the Company and its subsidiaries, Premier Gold Mines USA, Inc., Au-Reka Gold LLC, Ruby Hill Mining Company, LLC, Goldcorp Dee LLC and Osgood Mining Company, LLC entered into a Net Smelter Return Royalty Agreement (the “Royalty Agreement”) with Franco Nevada U.S. Corporation (“Franco-Nevada”). Pursuant to the Royalty Agreement, Franco-Nevada is paying $250 million to the Company in exchange for a 1.5% life-of-mine (“LOM”) net smelter return royalty, which increases to a 3.0% LOM net smelter return royalty on January 1, 2031. The royalty payable to Franco-Nevada applies to production from the Company’s material mineral properties, which consists of Ruby Hill, Granite Creek, Cove and Lone Tree. Following three years, if the FAD project is still retained by the Company, the royalty shall also include the FAD project.

At closing, Franco-Nevada paid the Company $225 million, with the additional $25 million to be paid following (i) the incurrence in 2026 of $25 million of budgeted expenses to advance Mineral Point technical and permitting work, and (ii) the Company demonstrating to Franco-Nevada’s satisfaction that the remaining budgeted expenses in such 2026 budget plan are likely to be incurred by December 31, 2026. The Company anticipates that the remaining $25 million will be made available later in 2026.

In addition to the customary terms and conditions, the Royalty Agreement provides Franco-Nevada a right of first offer if the Company desires to sell a royalty, stream, participation payment or similar production-based interest on any of the properties subject to the Royalty Agreement. Further, the Company has agreed to provide additional title reports as well as rectify certain issues relating to the Company’s property interests on a post-closing basis.

Of the $225 million received at closing, approximately $165 million used to extinguish the legacy debt obligations described below, with the remaining balance to be used to advance the Mineral Point open pit oxide project and construction of the Archimedes underground project. In total, $50 million has been dedicated to advancing Mineral Point infill drilling, engineering and early-stage permitting in 2026, and supporting a pre-feasibility study anticipated for completion in 2027.

Redemption of 2027 Convertible Debentures

The Company has completed the previously announced mandatory redemption of its 8% secured convertible debenture notes due 2027 (the “2027 Convertible Debentures”) for a total cash payment of $73 million, including the principal amount of $65 million and accrued interest of approximately $5.3 million. Total accrued interest on the debentures amounted to approximately $18.7 million. Approximately 70% of the 2027 Convertible Debenture holders elected to receive their accrued interest in common shares of the Company, resulting in the issuance of approximately 8.1 million common shares, while the remaining interest was paid in cash. A 4% premium associated with the early mandatory redemption was applied to the principal amount and accrued interest.

Repayment of the Gold Prepayment and Convertible Loan Instruments Held by Orion

The Company and certain of its subsidiaries were party to an Amended and Restated Convertible Credit Agreement, dated January 15, 2025, with OMF Fund III (F) Ltd. (the “Convertible Loan”) and an Amended and Restated Gold Prepay Purchase and Sale Agreement, dated September 20, 2023, with OMF Fund III (HG) Ltd., as subsequently amended (the “Gold Prepay Agreement”). The Company has repaid in full the Gold Prepay Agreement and Convertible Loan held by the Orion entities. The aggregate payment to Orion was $92 million in cash and an additional 3 million common shares, to repay and terminate the Convertible Loan and Gold Prepay Agreement. The obligations to Orion were comprised of the Convertible Loan, including a principal amount of $50 million and approximately $20 million of accrued interest, together with the $22 million outstanding balance under the Gold Prepay Agreement.

The following agreements with Orion remain in place:

The Purchase and Sale Agreement (Silver) dated December 13, 2021 with OMF Fund III (Hg) Ltd., as amended (the “Silver Purchase and Sale Agreement”) remains in place. Pursuant to the terms of the Purchase and Sale Agreement (Silver) which commenced as of April 30, 2022, the Company is to deliver to Orion 100% of the silver production from the Granite Creek and Ruby Hill projects until the delivery of 1.2 million ounces of silver, after which the delivery will be reduced to 50% until the delivery of an aggregate of 2.5 million ounces of silver, after which the delivery will be reduced to 10% of the silver production solely from Ruby Hill Project. Orion will pay the Company an ongoing cash purchase price equal to 20% of the prevailing silver price.

The Offtake Agreement (the “Orion Offtake Agreement”) dated February 7, 2025 between the Company and certain of its subsidiaries with OMF Fund III (HG) Ltd. (the “Purchaser”). The Orion Offtake Agreement applies to the Granite Creek project and the Ruby Hill project. The term of the Offtake Agreement is from February 7, 2025 until December 31, 2034 provided that the Purchaser’s right to purchase refined gold and refined silver does not start until December 28, 2028. Under the Offtake Agreement, the Purchaser shall purchase 20% of the refined gold produced from each of the Projects and 20% of the refined silver produced from each of the Projects, subject only to the gold return, silver return, refining charges and penalties (and similar charges) agreed to with the refinery. The refined gold and refined silver will be purchased at market prices.

The registration rights that the Company granted to Orion in connection with the Convertible Loan pursuant to an amended and restated registration rights agreement dated February 7, 2025 also remain in effect, which agreement provided that the Company would undertake certain resale shelf registration obligations, Orion was granted certain demand registration rights and included customary indemnification provisions.

For more information regarding the Company’s agreements with Orion, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

This Current Report on Form 8-K includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the anticipated use of funds from the Royalty Agreement, the anticipated timing to receive the remaining $25 million from the Royalty Agreement and the anticipated timing of a prefeasibility study. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control. The Company’s ability to access the remaining $25 million from the Royalty Agreement will depend on its ability to satisfy the pre-conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release, dated March 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name:	Ryan Snow
Title:	Chief Financial Officer